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                                                                       Exhibit J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Salomon Brothers Variable Series Funds Inc of our reports dated February 17, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Salomon Brothers Variable Large Cap Growth Fund, Salomon Brothers Variable All Cap Fund, Salomon Brothers Variable Small Cap Growth Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Total Return Fund and Salomon Brothers Variable Strategic Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 26, 2004